Exhibit 3.9

“APPROVED”

by the General Meeting of Shareholders

dated April 4, 2005

CHARTER

OF

SUBSIDIARY

JOINT-STOCK

COMPANY

“CASPI NEFT TME”

CHARTER OF SUBSIDIARY JOINT-STOCK COMPANY “CASPI NEFT TME”

ARTICLE 1. GENERAL PROVISIONS

1.1.	Subsidiary Joint-Stock Company “Caspi Neft TME”, hereinafter referred to as the “Company”, acts on the basis of the Civil Code of the Republic of Kazakhstan (the General Part) dated December 27, 1994, the Law of the Republic of Kazakhstan “On Joint-Stock Companies” dated May 13, 2003 (hereinafter referred to as the “Law”), and other legislative acts of the Republic of Kazakhstan (hereinafter referred to as the “Legislation”), and this Charter.

ARTICLE 2. NAME, LOCATION AND THE TERM FOR BUSINESS ACTIVITY OF THE COMPANY

2.1.	Full official name of the Company:

•	in the Kazakh language: ;

•	in the Russian language: ;

•	in the English language: Subsidiary Joint-Stock Company “Caspi Neft TME”.

2.2.	Short official name of the Company:

•	in the Kazakh language: ;

•	in the Russian language: ;

•	in the English language: SJSC “Caspi Neft TME”.

The above-given names shall be used in all documents to be sent by the Company in its name or on its behalf and if the Company acts as a party in any legal relationship.

2.3.	Location of the executive body of the Company (Legal Address):

50 A Gazizy Zhubanovoi Street, Aktobe, 463000, Republic of Kazakhstan.

2.4.	Term of Business Activity of the Company is not limited.

ARTICLE 3. LEGAL STATUS OF THE COMPANY

3.1.	The Company is a legal entity and acquires all relevant rights from the moment of its state registration in the Ministry of Justice of the Republic of Kazakhstan in the procedure provided by the acting Legislation.

3.2.	The Company is a commercial organization, has an independent balance sheet and performs its activity in accordance with the acting Legislation. The Company bears full responsibility for observance of the rights and lawful interests of the citizens, legal entities and the state, as well as for fulfillment of its obligations assumed.

3.3.	The Company has a seal bearing its name, stamps, company’s letterhead, trademarks, logotype and other attributes.

3.4.	The Company has movable and real property, separated from the property of its Shareholders and bears no responsibility for their obligations. The Company is responsible for its obligations within the limits of its property. The Company’s Shareholders are not responsible for its obligations and bear losses related to the Company’s activity only within the limits of the value of its owned shares, except for cases provided by the legislative acts of the Republic of Kazakhstan.

3.5.	Form of ownership of the Company is private.

3.6.	Financial and economic activities of the Company are performed on the basis of proprietary, economic and financial independence.

3.7.	Labor relations between the Company and its employees (work regime, working hours and free time, guarantees and compensations, etc.) are regulated by the acting Legislation.

3.8.	The Company has the right to obtain all necessary licenses and other permits and approvals of the state bodies in order to perform its business activity.

3.9.	The Company has the right to establish and close down its branches and representations by the decision of the Board of Directors in the procedure provided for by the Legislation.

ARTICLE 4. PURPOSES AND DIRECTIONS OF COMPANY’S ACTIVITY

4.1.	The Company is formed for profit-seeking activity for the purpose of profit earning. To attain this goal, the Company makes any civil and legal transactions and deals, which are not prohibited by the Legislation, performs operations with property and securities, as well as performs any other legally significant actions.

4.2.	Primary activities of the Company are:

4.2.1.	investments into the enterprises specializing in exploration and production of oil and gas; development of oil and gas exploration and production projects;

4.2.2.	prospecting and exploration of oil, gas, hydrocarbons and water reserves with the purpose to strengthen the mineral and raw material basis of the Republic of Kazakhstan on a competitive extraterritorial basis, development of oil and gas fields at the expense of both owned assets and attracted funds (investments);

4.2.3.	exploration and production of oil, gas and hydrocarbons;

4.2.4.	marketing, storage and sale of oil and oil products both in domestic and international market, transportation of hydrocarbons and their processed products, using any type of transport, including marine transport;

4.2.5.	creating conditions ensuring stable incomes of the Shareholders;

4.2.6.	securities transactions in accordance with the Legislation;

4.2.7.	commercial and external economic activity in accordance with the acting Legislation.

4.3.	With the availability of the License, the Company has the right to perform any other licensed activities.

4.4.	The Company has the right to perform any other activities permitted by the Legislation.

ARTICLE 5. RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS OF THE COMPANY

5.1.	A Shareholder of the Company has the right:

5.1.1.	to participate in managerial control of the Company in the procedure provided for by the Law and by this Charter;

5.1.2.	to receive dividends;

5.1.3.	to receive information on activity of the Company, including financial reporting of the Company, according to the procedure established by the General Meeting of Shareholders or by the Charter;

5.1.4.	to receive extracts from the registrar or nominee holder confirming its ownership to securities;

5.1.5.	to offer to the General Meeting of Shareholders the candidates for election to the Board of Directors of the Company;

5.1.6.	to dispute in a judicial procedure the decisions made by the bodies of the Company;

5.1.7.	to address written inquiries to the Company on activities of the Company and receive motivated answers within thirty days of the date of receipt of the inquiry by the Company;

5.1.8.	to a part of the property in case of liquidation of the Company;

5.1.9.	of privileged right to buy Shares or other securities of the Company, which may be converted into the shares in the procedure established by the Law.

5.2.	A Shareholder or several Shareholders, acting on the basis of the agreement concluded between them, who (who in the aggregate) owns 10 and more percent of the voting shares of the Company (hereinafter referred to as the “Principal Shareholder”) also has the right:

5.2.1.	to demand convening of an extraordinary General Meeting of Shareholders or to apply to court with a claim for its convening in case of refusal of the Board of Directors to convene the General Meeting of Shareholders;

5.2.2.	to offer to the Board of Directors to include extra items into the agenda of the General Meeting of Shareholders in accordance with the Law;

5.2.3.	to demand convening of the meeting of the Board of Directors;

5.2.4.	to demand an audit of the Company to be performed by an auditing company at the expense of the Shareholder.

5.3.	The provisions of the Charter of the Company and other documents and decisions of the Company’s bodies restricting the above-mentioned rights of the Shareholders are invalid.

5.4.	The Shareholders may have other rights provided by the acting Legislation and the Charter of the Company.

5.5.	A shareholder of the Company is obliged:

5.5.1.	to pay for shares;

5.5.2.	to notify the registrar or nominee holder of shares owned by this Shareholder within 10 (ten) days about change of the data required for conduct of the register of Shareholders of the Company;

5.5.3.	to not disclose information about the Company and its business activity, which is considered to be an official, commercial or any other secret protected by law;

5.5.4.	to perform other obligations in accordance with the Legislation.

5.6.	The Company and the registrar shall not bear responsibility for consequences of non-fulfillment by the Shareholder of the requirement stipulated by subitem 5.5.2 of item 5.5 contained in this Article.

5.7.	The Company may not impose any other duties on its Shareholder.

ARTICLE 6. CHARTER CAPITAL OF THE COMPANY

6.1.	The amount of the Charter Capital of the Company is 50,000,000 (fifty million) tenge and consists of 50,000 (fifty thousand) of common shares; the nominal value of one share is 1,000 (one thousand) tenge.

6.2.	The Company may place its shares after state registration of their issue.

6.3.	Decision on placing of shares of the Company and the price of their placing within the number of authorized shares specified by the General Meeting of Shareholders shall be determined by the decision of the Board of Directors of the Company.

6.4.	Reduction of the declared Charter Capital lower than the minimum size established by the Law is not permitted.

6.5.	Widening of the Charter Capital of the Company is permitted by the decision of the General Meeting of Shareholders by means of issue and placing of shares in the procedure stipulated by the Legislation.

ARTICLE 7. SHARES

7.1.	The Company issues common shares or uncertificated common and preferred shares.

7.2.	A share is indivisible. If a share is acquired by several persons, they all in relation to the Company shall be considered as one Shareholder and they exercise their rights through their mutual representative.

7.3.	The common share gives every shareholder, who owns it, equal measure of right comparing with the other holders of ordinary shares. An ordinary share entitles a Shareholder to participate in the General Meeting of Shareholders with the right to vote on all matters submitted for voting; the right to receive dividends, if the Company has net income, the right to receive a part of the property of the Company in case of its liquidation in the procedure established by the acting Legislation.

7.4.	The Shareholders who own the preferred shares take precedence over the shareholders who are the owners of ordinary shares to receive the dividends in the previously provided guaranteed amount, and have the priority right to receive a part of the Company’s property in case of its liquidation in the procedure established by the Legislation and the Charter of the Company.

7.5.	The amount of the preferred shares of the Company shall not exceed 25 percent of the total amount of its authorized shares.

7.6.	The preferred share shall not entitle the Shareholder of the Company to participate in managerial control of the Company in cases other than listed below:

7.6.1.	The General Meeting of Shareholders shall consider the question the decision of which may restrict the rights of the Shareholder who owns the preferred shares. The decision on this question shall be deemed to be taken provided that not less than two thirds of the total amount of the preferred shares voted for limitation of the rights;

7.6.2.	The General Meeting of Shareholders shall consider the question on reorganization or liquidation of the Company;

7.6.3.	Dividend on preferred share shall not be paid out in full amount within the set period of payment.

7.7.	The shares shall be placed by the Company in accordance with the Legislation and the Charter. The Company shall be entitled to issue other securities, the terms and procedure of issue, placement, circulation and repayment of which are established by the Legislation on the securities market.

7.8.

If the Company declares the intention to place the declared shares or other securities convertible in common shares of the Company and to place the earlier redeemed specified securities, the Company is obliged by written notice or publications in the printed edition 30 days prior to sale to propose the Shareholders to get securities on equal terms proportionally shares they own at the price established by the body of the Company, which have made a decision on placement of securities. At that the Shareholder possessing common shares of the Company has the right of primary purchasing of common shares or other securities convertible in common shares of the

Company, and the Shareholder possessing preferred shares of the Company has the right of primary purchasing of preferred shares of the Company.

ARTICLE 8. PROCEDURE FOR PAYMENT OF THE COMPANY’S DIVIDENDS

8.1.	Dividends for the Shares of the Company are paid in the monetary form or in securities of the Company, provided that a decision on payment of the dividends has been taken at the General Meeting of Shareholders by simple majority of voting Shares of the Company, excluding the dividends for preferred shares which procedure of payment has been determined in Article 9 of the present Charter. Payment of the dividends for the Company’s shares in the securities of the Company is permitted only in case when payment is executed by the declared Shares of the Company and issued bond securities with a written consent of Shareholder.

8.2.	The Company shall pay dividends based on the results of the respective year.

8.3.	A decision to pay dividends on common shares of the Company on the results of the respective year shall be made by the annual General Meeting of Shareholders. The General Meeting of Shareholders has the right to make decision not pay the dividends for the common shares of the Company, but should obligatory publish this decision in press within 10 (ten) days from the day of taking the decision.

8.4.	Within 5 (five) working days after taking the decision on payment of the dividends for the common shares of the Company, this decision has to be published in press.

8.5.	The decision on payment of the dividends for the common shares of the Company shall contain the following data:

8.5.1.	the name, location, banking details and other requisites of the Company;

8.5.2.	the period, during which the dividends are paid;

8.5.3.	the dividend amount per one common share;

8.5.4.	the start date of payment of dividends;

8.5.5.	procedure and form of payment of dividends.

8.6.	A Shareholder has the right to claim for payment of non-received dividends irrespective of the time of the debts formation of the Company.

8.7.	Dividends shall not be accrued and paid for the shares, which were not placed or bought out by the Company itself.

ARTICLE 9. DIVIDENDS FOR THE PREFERRED SHARES

9.1.	For payment of the dividends for the preferred Shares of the Company the decision of the Company’s body is not required except the cases specified in Article 11.

9.2.	Dividends on the preferred Shares shall be issued based on the results of the respective year.

9.3.	The amount of the dividends accrued for the preferred Shares can not be lower than the amount of dividends accrued for the common shares over the same period.

9.4.	Before full dividend payment on the preferred shares of the Company the dividend payments on the ordinary Shares shall not be made.

9.5.	The guaranteed size of the dividend on the preferred Shares is settled by the General Meeting of Shareholders at decision making on issuance of preferred shares.

9.6.	Within five working days prior the date of dividend payment on the preferred shares, the Company shall publish the information on dividend payment with the data listed in sub-items 8.5.1., 8.5.2., 8.5.3., 8.5.4. and 8.5.5. of Article 8 of herein in press, as well as the dividend size per a preferred share of the Company.

ARTICLE 10. RESTRICTIONS ON PAYMENT OF DIVIDENDS

10.1.	Dividends shall not be paid for the common and preferred shares of the Company:

10.1.1.	if the dimension of the owned capital is negative, or if the dimension of the owned capital of the Company becomes negative as a result of dividend payment on its shares;

10.1.2.	if the Company fits all the criteria for insolvency or bankruptcy in accordance with Bankruptcy Laws, or if the said criteria appear after payment of dividends on its shares;

10.1.3.	if the court or the General Meeting of Shareholders takes decision about its liquidation.

ARTICLE 11. SETTLEMENT OF TRANSACTIONS WITH THE COMPANY’S SHARES

11.1.	The procedure of transfer and carve-out of Shares of the Company by the Shareholders is determined by the Legislation of the Republic of Kazakhstan and the Charter of the Company as well as by the direct agreements between the Shareholders of the Company.

ARTICLE 12. OTHER SECURITIES OF THE COMPANY

12.1.	BONDS

12.1.1.	The Company shall be entitled to issue bonds for the purpose of attraction of financial resources for further business activity of the Company. The terms of bond issue shall be determined by the decision taken by the Board of Directors. The owners of the bonds shall not be vested with rights to participate in managerial control of the Company.

12.1.2.	The Joint Stock Company shall be entitled to issue bonds secured by pledge of property, secured by warrants of third persons, junk bonds. The Joint Stock Company has the right to issue bearer and discount bonds. The terms and procedure of bond issue shall be determined by the securities market legislation.

12.1.3.	The amount and periodicity of payment of remuneration (interest) on the bonds issued by the Company shall be set by way of non-recurrent or terminal payment effected in accordance with the terms of bond issue.

12.1.4.	Bond issue is liable to the state registration in the procedure provided for by the Legislation and admitted only subject to the terms of Securities Law.

12.1.5.	The Company has the right to issue the convertible securities. Converting of the bonds to the shares of the Company shall be carried out in accordance with the terms and procedure of converting of bonds to shares of the issuer established by the prospectus of bond issue.

12.2.	CONVERTIBLE SECURITIES

12.2.1.	The Company has the right to issue convertible securities.

12.2.2.	The converting terms and right to converting shall be approved by the prospectus of securities issue.

12.2.3.	Issue of the securities of the Company convertible to the shares shall be permitted within the limits of the authorized and distributed shares of the Company.

12.3.	OPTIONS

12.3.1.	The Company is entitled to conclude with the investors the options for acquisition of its issued shares, as well as bonds convertible to the shares of this Joint Stock Company by the decision of the Board of Directors subject to:

1)	the amount of shares of the Company being the objects of such options shall not exceed variation between the number of the authorized and placed shares of the Company;

2)	it’s forbidden to the Company to conclude the options by means of which the Company may buy out its placed shares except for the cases established by the Legislation of the Republic of Kazakhstan;

3)	Option shall cover a type and amount of securities which the investor is entitled to buy, the securities purchase price, period and procedure of securities acquisition and other option terms and conditions;

4)	The terms and conditions of acquisition of options for shares and bonds convertible to shares shall be established by the interoffice documents of the Joint Stock Company;

5)	The Shareholder of Joint Stock Company shall have the right of first refusal for options. The Shareholder is not entitled to transfer a right of first refusal to other persons.

12.3.2.	The procedure and terms and conditions of conclusion of options and their circulation shall be regulated by the Stock Market Legislation.

ARTICLE 13. MANAGEMENT BODIES OF THE COMPANY

13.1.	The management bodies of the Company are:

13.1.1.	the highest body — the General Meeting of Shareholders;

13.1.2.	the management body — the Board of Directors;

13.1.3.	the executive body — the Company Management (collegial body);

13.1.4.	the supervisory body — Internal Audit Department (collegial body).

ARTICLE 14. GENERAL MEETING OF THE SHAREHOLDERS OF THE COMPANY

14.1.	The Company is obligated to hold yearly an annual General Meeting of Shareholders. An annual General Meeting of Shareholders must be held within 5 months after the end of a fiscal year. The given period is deemed to be extended for three months if the audit of the Company activities for the reported period cannot be completed.

14.2.	At the annual General Meeting of Shareholders the annual financial reporting is approved, the procedure of distribution of net income of the Company for the last fiscal year and the dividend size per ordinary share of the Company are determined. The annual General Meeting of Shareholders shall be entitled to review other issues, taking decisions on which is referred to the competence of the General Meeting of Shareholders.

14.3.	The annual General Meeting of Shareholders is convened by the Board of Directors.

14.4.	Apart from annual general meetings, there may be extraordinary General Meetings of Shareholders.

14.5.	Every shareholder as he votes at the General Meeting has the number of votes equal to the number of his voting shares except if another procedure of votes’ determination is provided for in the Legislation.

14.6.	Any persons can attend the General Meeting of Shareholders, unless otherwise specified by the General Meeting of Shareholders. The right of persons to speak at the General

Meeting of Shareholders is established by the decision of the General Meeting of Shareholders.

14.7.	The annual General Meeting of Shareholders may be convened and held on the ground of the court decision taken for the claim of any interested person, in case the bodies of the Company violate the procedure of convening of the annual General Meeting of Shareholders established by the Law.

ARTICLE 15. EXCLUSIVE COMPETENCE OF THE GENERAL MEETING OF SHAREHOLDERS

15.1.	Exclusive competence of the General Meeting of Shareholders includes the following:

15.1.1.	introduction of amendments and addenda into the Charter of the Company or its approval in a new version;

15.1.2.	voluntary reorganization or liquidation of the Company;

15.1.3.	taking decision on changing of the number of the authorized shares of the Company;

15.1.4.	determination of the number of members and term of powers of the counting commission, election of its members and early termination of their authority;

15.1.5.	determination of the number of members and term of powers of the Board of Directors, election of its members and early termination of their authority; determination of the amount and terms of payment of remuneration to the members of the Board of Directors;

15.1.6.	determination of the audit company, which makes the audit of the Company;

15.1.7.	approval of the annual financial reporting;

15.1.8.	approval of the procedure of distribution of the net income of the Company for the reporting fiscal year, taking decision about payment of dividends on ordinary shares and approval of the dividend size per ordinary share of the Company according to the results of the year;

15.1.9.	taking decision about non-payment of dividends on ordinary shares of the Company in cases specified in item 10.1. of the article 10 of the present Charter;

15.1.10.	taking decision on participation of the Company in formation or in operations of other legal entities by transfer of a part or several parts of the assets totaling to 25% or more of all the assets owned by the Company;

15.1.11.	approval of decisions on conclusion by the Company of large transactions and those transactions, in execution of which the Company is interested;

15.1.12.	taking decision about increase of the liabilities of the Company by the amount constituting 25% and more of the owned capital of the Company;

15.1.13.	determination of the form to notify the Shareholders by the Company of convocation of the General Meeting of Shareholders and taking decision about publishing such notice in press;

15.1.14.	approval of the methodology of determining the value of shares when the shares are bought out by the Company in accordance with the Legislation of the Republic of Kazakhstan on the securities market;

15.1.15.	approval of the agenda of the General Meeting of Shareholders;

15.1.16.	determination of the procedure of providing information to the Shareholders regarding business activity of the Company;

15.1.17.	introduction and cancellation of the golden share;

15.1.18.	determination and approval of external auditor of the Company;

15.1.19.	other issues, decisions on which are referred by the Law and this Charter of the Company to the exclusive competence of the General Meeting of Shareholders.

ARTICLE 16. DECISION MAKING BY THE GENERAL MEETING OF SHAREHOLDERS

16.1.	Decisions on the issues listed in subitems 15.1.1. – 15.1.3. of item 15.1. of Article 15 of this Charter shall be made by a qualified majority of the total number of the voting shares of the Company.

16.2.	Decisions on other issues referred to the exclusive competence of the General Meeting of Shareholders shall be made by a simple majority of votes of the total number of the voting shares of the Company, which take part in voting, unless otherwise specified by the Law and the Charter.

16.3.	The issues referred to the exclusive competence of the General Meeting of Shareholders may not be delegated for competence of the other bodies, officials and employees of the Company in cases other than stipulated by the Law.

16.4.	The General Meeting of Shareholders shall be entitled to cancel any decision of other bodies of the Company on the issues relating to the internal activity of the Company.

ARTICLE 17. EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

17.1.	An extraordinary General Meeting of Shareholders shall be convened on the initiative of the Board of Directors, liquidation committee, Principal Shareholder.

17.2.	The expenses related to convocation, preparation and holding of the General Meeting of Shareholders shall be incurred by the Company, in cases other than stipulated by the Law and this Charter.

17.3.	An extraordinary General Meeting of Shareholders may be convened and held on the ground of the court decision taken for the claim of the Principal Shareholder, if the bodies of the Company have not fulfilled the demand of the Principal Shareholder to hold an extraordinary General Meeting of Shareholders.

ARTICLE 18. INFORMATION ON CONDUCTING THE GENERAL MEETING OF SHAREHOLDERS

18.1.	A list of the shareholders entitled to participate in the General Meeting of Shareholders is made by the registrar of the Company on the basis of the data of the register of the holders of shares of the Company. The date of making this list shall not be determined prior to the date of the decision-making on holding the General Meeting of Shareholders.

18.2.	The Shareholders shall be informed about conduct of the General Meeting not later than 30 calendar days, and in case of absentee voting or combined voting – not later than 45 calendar days prior to the date of holding the meeting by sending a written notice to the Shareholders and (or) publishing such notice in press specified in item 18.8 of this Charter.

18.3.	The Company shall be entitled to inform additionally the Shareholders about holding the General Meeting through other mass media (TV, radio).

18.4.	Notice of the General Meeting of Shareholders shall include:

18.4.1.	full name and location of the executive body of the Company;

18.4.2.	information about initiator of convocation of the meeting;

18.4.3.	date, time and place of conduct of the General Meeting of Shareholders of the Company, registration time of the members of the meeting; the date and time of conduct of the adjourned General Meeting of Shareholders of the Company, which is to be held in case the first meeting does not take place;

18.4.4.	date of drawing up a list of the shareholders entitled to participate in the General Meeting of Shareholders of the Company;

18.4.5.	the agenda of the General Meeting of Shareholders;

18.4.6.	procedure of familiarization of the Shareholders of the Company with the materials on the agenda items of the General Meeting of Shareholders of the Company.

18.5.	The materials on the agenda items of the General Meeting of Shareholders shall contain information in the content required to make reasonable decisions on these items.

18.6.	The agenda of the General Meeting of Shareholders shall be made by the Board of Directors of the Company and shall contain comprehensive list of concretely formulated items submitted for discussion.

18.7.	The agenda for the adjourned General Meeting of Shareholders shall not differ from the agenda of the General Meeting of Shareholders, which did not take place. The agenda of the General Meeting of Shareholders may be supplemented by the Principal Shareholder or the Board of Directors, provided that the shareholders of the Company are notified of such addenda not later than 15 days prior to the date of holding the General Meeting.

18.8.	The information, publication of which is provided for in accordance with the Legislation and this Charter, shall be published in the newspapers “Kazakhstanskaya Pravda” or “Yegemen Kazakhstan”.

ARTICLE 19. QUORUM OF THE GENERAL MEETING OF SHAREHOLDERS

19.1.	The General Meeting of Shareholders shall be entitled to review and take decisions on the agenda items, if the Shareholders or their representatives included into the list of Shareholders, and also the persons specified in item 2 of Article 39 of the Law, owning, in the aggregate, 50 percent and more of the voting Shares of the Company, are registered for participation in the meeting at the time of completion of registration of members of the meeting.

19.2.	If absentee voting bulletins are sent to the Shareholders, the votes represented by the said voting bulletins and received by the Company by the time of registration of the participants of the General Meeting shall be taken into account when determining the quorum and summarizing the results of voting.

ARTICLE 20. THE ADJOURNED GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY

20.1.	An adjourned General Meeting of Shareholders of the Company shall be convened in the procedure provided for by the Law for convocation of the General Meeting of Shareholders.

20.2.	An adjourned General Meeting of Shareholders that is held instead of the meeting, which did not take place, shall be entitled to review the agenda items and take decisions on them, if:

20.2.1.	the procedure of convocation of the General Meeting of Shareholders, which did not take place due to absence of quorum, was observed;

20.2.2.	the Shareholders (or their representatives) possessing, in the aggregate, 40 and more percent of the voting Shares of the Company, including the Shareholders voting by correspondence, are registered at the time of completion of the registration.

ARTICLE 21. PROCEDURE FOR HOLDING OF THE GENERAL MEETING OF SHAREHOLDERS

21.1.	The procedure of the General Meeting of Shareholders shall be determined in accordance with the Law, this Charter, regulations and other documents of the Company that regulate its internal activity, or directly by the decision of the General Meeting.

21.2.	Before the General Meeting of Shareholders opens, the arrived shareholders (their representatives) are registered. A representative of a Shareholder shall submit his power of attorney confirming his authority to participate and vote and executed in accordance with the Legislation.

21.3.	A Shareholder (his representative), who is not registered, shall not be accounted for in quorum determination and has no right to participate in the voting.

21.4.	The General Meeting of Shareholders shall be open at the declared time, if the quorum is available. The General Meeting of Shareholders shall not be open before the declared time, except for the case when all shareholders or their representatives have already been registered, notified and do not object to the change in the time of opening the meeting.

21.5.	The General Meeting of Shareholders shall elect the chairman (of the presidium) and the secretary of the General Meeting. The Meeting of Shareholders shall choose a form of voting: open or secret (using voting slips) voting. In voting for or against the persons listed in this paragraph, each shareholder shall have one vote, and decision is taken by simple majority of votes of those who are present.

21.6.	The members of the Company Management shall not preside at the General Meeting of Shareholders, except for the cases when all the shareholders present at the meeting are the members of the Company Management.

21.7.	The Secretary of the General Meeting of Shareholders shall be responsible for completeness and credibility of the information contained in the minutes of the General Meeting of Shareholders of the Company.

ARTICLE 22. REPRESENTATION

22.1.	A Shareholder of the Company shall be entitled to participate in the General Meeting of Shareholders and vote on the items under consideration either personally or through his representative.

22.2.	The officials of the Company shall not be entitled to act as representatives of Shareholders at the General Meeting.

22.3.	A Shareholder’s representative shall act on the basis of the power of attorney executed in accordance with the Legislation.

22.4.	If a trust management agreement on managing of a shareholder’s shares is concluded, a trust manager shall be entitled to act as a shareholder’s representative at the General Meeting, unless otherwise specified by the agreement between the Shareholder and the trust manager.

22.5.	Voting on pledged Shares is held in accordance with the terms of the pledge agreement.

ARTICLE 23. SHAREHOLDERS’ DECISION MADE BY ABSENTEE VOTING

23.1.	Decisions on all the issues referred to the competence of the General Meeting of Shareholders of the Company may be made by voting by correspondence. Voting by correspondence may be used along with personal voting of the shareholders present at the General Meeting (mixed voting) or without holding of the General Meeting.

23.2.	When voting by correspondence, voting slips are sent (handed over) to the persons included in the list of shareholders drawn up in accordance with the Legislation and provisions of this Charter.

23.3.	A voting slip shall be sent to its recipient within not later than 45 calendar days before the date of the General Meeting of Shareholders or the date of counting of votes for absentee voting without holding the General Meeting of Shareholders. The Company shall not be entitled to forward voting slips selectively to some shareholders in order to exert influence upon the results of voting at the General Meeting.

23.4.	Votes on the issues where the voter chooses only one of the possible voting options shall be counted in the voting.

23.5.	A voting slip shall be invalid if not signed by the voter or a head of the voting legal entity or his substitute and not bearing the imprint of the stamp of a shareholder-legal entity.

23.6.	Those voting slips shall take part in voting, which have been received by the Company by the moment of registration of the participants of the General Meeting, or by the date on which the votes are to be counted, when decisions are made without holding the General Meeting.

23.7.	The decisions made by absentee voting shall be valid when the quorum required for the General Meeting of Shareholders is observed.

ARTICLE 24. VOTING AT THE GENERAL MEETING OF SHAREHOLDERS

24.1.	Voting at the General Meeting of Shareholders is carried out on the principle “one share of the Company – one vote”, except for the following cases:

24.1.1.	limitation of the maximum number of votes on shares provided to one shareholder in cases provided for by the Legislation;

24.1.2.	cumulative voting when electing the members of the Board of Directors;

24.1.3.	provision of one vote on procedural questions of conduct of the General Meeting of Shareholders to every person entitled to vote at the General Meeting of Shareholders.

24.2.	Voting at the General Meeting may be either open or secret using voting slips.

ARTICLE 25. PROTOCOL ON THE RESULTS OF VOTING

25.1.	Based on the results of voting, the vote counting commission or the person authorized to count votes at the General Meeting of Shareholders shall execute and sign a protocol on the results of voting.

25.2.	After the protocol on the results of voting has been executed and the minutes of the General Meeting of Shareholders have been signed, the voting slips shall be sealed and placed in the Company’s archive for storage. The protocol on the results of voting shall be attached to the minutes of the General Meeting of Shareholders.

25.3.

The results of voting shall be announced at the General Meeting of Shareholders, during which the voting took place. The results of voting of the General Meeting of Shareholders or the results of absentee voting shall be brought to the shareholders’ notice within 10 days after the General Meeting of Shareholders has been closed by means of publishing the results of voting in press or by sending a written notice to each Shareholder.

ARTICLE 26. MINUTES OF THE GENERAL MEETING OF SHAREHOLDERS

26.1.	The Minutes of the General Meeting of Shareholders shall be executed within not later than three working days after the General Meeting of Shareholders is closed.

26.2.	The Minutes of the General Meeting of Shareholders shall specify the following:

26.2.1.	full name and location of the Executive Body of the Company;

26.2.2.	date, time and place of the General Meeting of Shareholders;

26.2.3.	data concerning the amount of voting shares of the Company, presented at the General Meeting of Shareholders;

26.2.4.	quorum of the General Meeting of Shareholders;

26.2.5.	agenda of the General Meeting of Shareholders;

26.2.6.	voting procedure at the General Meeting of Shareholders

26.2.7.	the chairman (presidium) and the secretary of the General Meeting of Shareholders;

26.2.8.	statements of the participants of the General Meeting of Shareholders;

26.2.9.	total number of votes of shareholders on each item of the agenda submitted for voting at the General Meeting of Shareholders;

26.2.10.	items to be voted and the results of voting;

26.2.11.	decisions made by the General Meeting of Shareholders;

26.3.	The Minutes of the General Meeting of Shareholders shall be signed by:

26.3.1.	the Chairman (members of presidium) and the secretary of the General Meeting of Shareholders;

26.3.2.	members of the counting commission;

26.3.3.	Shareholders possessing 10 and more percent of the Company voting stock and participated in the General Meeting of Shareholders.

26.4.	If the person duly authorized to sign the Minutes is unable to do so, then the Minutes shall be signed by his representative on the basis of the power of attorney;

26.5.	The Minutes of the General Meeting of Shareholders is stapled together with the minutes of voting results, powers of attorney to participate and vote at the General Meeting, as well as written explanations of reasons not to sign the Minutes. The mentioned documents shall be kept by the Company Management and submitted to shareholders for review at any time. A copy of the Minutes of the General Meeting of Shareholders shall be given to a shareholder by his request.

26.6.	The Company shall notify the Shareholders of the results of voting at the General Meeting of Shareholders by sending them a copy of the Minutes of the General Meeting of Shareholders by mail, facsimile, courier or in person.

ARTICLE 27. BOARD OF DIRECTORS OF THE COMPANY

27.1.	The Board of Directors is a body of the Company, which exercises general management of the Company except for the issues to be settled within the exclusive competence of the General Meeting.

27.2.	The Board of Directors shall consist of not less then four persons, provided that the number of representatives from every Shareholder shall be equal.

27.3.	By the decision of the General Meeting of Shareholders, during the period of performance of their duties, the members of the Board of Directors may be paid fees or compensation of the expenses pertaining to their performing functions of the members of the Board of Directors. The amount of these fees and compensations shall be determined by the General Meeting of Shareholders.

ARTICLE 28. COMPETENCE OF THE BOARD OF DIRECTORS

28.1.	Within the exclusive competence of the Board of Directors shall be:

28.1.1.	determination of the priority guidelines of the Company activity;

28.1.2.	decision-making on convening annual and extraordinary General Meetings of Shareholders of the Company;

28.1.3.	approval of the agenda of the General Meeting of Shareholders;

28.1.4.	specifying the date for drawing up the list of Shareholders entitled to take part in the General Meeting of Shareholders and other issues related to the preparation and conducting of the General Meeting of Shareholders;

28.1.5.	making decision on placing of Company shares and the cost of their placing within the number of authorized shares;

28.1.6.	decision-making on Company buy-out of placed shares or other securities as provided for in the Legislation;

28.1.7.	preliminary approval of annual financial accounting of the Company;

28.1.8.	determination of terms for bonds issue and derivative securities of the Company;

28.1.9.	determination of quantitative composition, term of powers of the Management, election of its Chief Executive and members, as well as early termination of their powers;

28.1.10.	determination of the amount of salaries and terms of labor and bonus payment of the chief executive and members of the Management;

28.1.11.	determination of procedure of internal auditing service, amount and terms of labor ad bonus payment of internal auditing employees;

28.1.12.	determination of payment of auditor and auditing company services;

28.1.13.	determination of the procedure to use reserve capital and other funds of the Company;

28.1.14.	approval of the documents regulating Company internal activity (except for the documents adopted by the Management to organize the Company’s activity);

28.1.15.	making decision on formation and closure of branch and representative offices of the Company and approval of appropriate regulations;

28.1.16.	making decision on Company participation in formation and operation of other organizations;

28.1.17.	making decision on conclusion of major transactions and transactions that the Company is interested in;

28.1.18.	making decision on conclusion of transaction by the Company for the amount over $200 000 (two hundred thousand) US dollars;

28.1.19.	determination of information regarding the Company or its activity representing official, commercial or other secret protected by the Law;

28.1.20.	election of Company registrar in case of cancellation of the contract with previous registrar;

28.1.21.

determination of the size, shape of any area required to be surrendered in accordance with the terms of the License and the Hydrocarbons Exploration Contract at the South Alibek field located in Mugalzhar region, Aktobe Oblast,

Republic of Kazakhstan; if no proposal attains the support of such voting, then the proposal supported by a simple majority of votes shall be deemed approved by the Board of Directors;

28.1.22.	a surrender of all or any part of the area included in the License and the Hydrocarbons Exploration Contract in South Alibek field located in Mugalzhar region, Aktobe Oblast, Republic of Kazakhstan, where such surrender is not required as one of the provisions of the License and Exploration Contract;

28.1.23.	consideration of the proposal to extend the term of any stage of the License and the Exploration Contract in South Alibek field, located in Mugalzhar region, Aktobe Oblast, Republic of Kazakhstan, consideration of a proposal to enter into any new stage of the stated License and Exploration Contract;

28.1.24.	approval of the tender committee of the Company;

28.1.25.	establishment of Committees, assignment of their authorities, objectives, members and payment of their services;

28.1.26.	consideration and approval of Work Program, Program of Works, Budget and Development Plan;

28.1.27.	other issues not referring to the exclusive competence of the General Meeting of Shareholders as provided for in the Law and Charter of the Company.

28.2.	The issues referred to the exclusive competence of the Board of Directors of the Company may not be delegated for decision of the Company Management.

ARTICLE 29. ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY

29.1.	The members of the Board of Directors of the Company shall be elected by the annual General Meeting of Shareholders for a term of 5 years and shall be re-elected by the General Meeting of Shareholders in the case of early termination of authority of the previously elected members of the Board of Directors in the procedure as provided for in the Law and this Charter. The members of the Board of Directors can be re-elected for an unlimited number of times.

29.2.	Only an individual person can be a member of the Board of Directors. The members of the Board of Directors shall be elected from among:

•	Shareholders – physical persons;

•	Persons proposed (recommended) to be elected to the Board of Directors as the representatives of the Shareholders.

29.3.	The members of the Company Management, except for its Chief Executive Officer, shall not be members of the Board of Directors. The Chief Executive Officer shall not concurrently be the Chairman of the Board of Directors of the Company.

29.4.	Election of the members of the Board of Directors shall be exercised by cumulative voting. A shareholder shall be entitled to give the votes on the shares owned by him for one candidate or distribute them to several candidates for membership in the Board of Directors of the Company. The candidates who receive the greatest number of votes are considered as elected to the Board of Directors of the Company.

ARTICLE 30. TERM OF POWERS OF THE MEMBERS OF THE BOARD OF DIRECTORS

30.1.	The persons elected to the Board of Directors of the Company may be re-elected for an unlimited number of times, unless otherwise provided by the Legislation.

30.2.	The term of powers of the Board of Directors shall expire at the moment of conducting the General Meeting of Shareholders where a new Board of Directors of the Company is being elected.

30.3.	The General Meeting of Shareholders shall be entitled to early terminate the powers of all or separate members of the Board of Directors.

ARTICLE 31. TERMINATION OF POWERS OF THE MEMBERS OF THE BOARD OF DIRECTORS

31.1.	Early termination of the powers of any member of the Board of Directors on his own initiative shall be effected based on a written notice of the Board of Directors. The powers of such member of the Board of Directors shall be terminated from the moment he receives the stated notice from the Board of Directors.

31.2.	In case of early termination of the powers of any member of the Board of Directors the election of a new member of the Board of Directors shall be performed by simple majority of votes of the total number of voting shares presented at the General Meeting of Shareholders, therewith the powers of these members of the Board of Directors shall expire simultaneously with expiry of term of the powers for the Board of Directors in general.

ARTICLE 32. CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY

32.1.	The Chairman of the Board of Directors shall be elected from among its members by majority vote of the total number of the members of the Board of Directors of the Company by secret voting.

32.2.	The Board of Directors of the Company shall be entitled to re-elect its Chairman at any time by majority of votes of the total number of the members of the Board of Directors.

32.3.	The Chairman shall organize the work of the Board of Directors of the Company, convene and preside at Board meetings, and organize taking of the minutes at the meetings in the procedure established by the Legislation and this Charter of the Company, therewith his vote shall not be a casting one when making decisions, as well as exercise other functions specified by the Charter.

32.4.	In case of absence of the Chairman of the Board of Directors of the Company his functions shall be performed by one of the members of the Board of Directors as decided by the Board of Directors.

ARTICLE 33. CONVENING OF THE MEETING OF THE BOARD OF DIRECTORS

33.1.	A meeting of the Board of Directors of the Company may be convened on the initiative of the Chairman of the Board of Directors or the Management or upon request of:

33.1.1.	any member of the Board of Directors;

33.1.2.	internal auditing services of the Company;

33.1.3.	auditing organization performing audit of the Company;

33.1.4.	principal Shareholder.

33.2.

The requirement on convocation of the Meeting of the Board of Directors shall be forwarded to Chairman of the Board of Directors by direction of the corresponding written notice containing the proposed agenda of the Meeting of the Board of Directors. In the event of a refusal by the Chairman of the Board of Directors in convocation of the Meeting the initiator has the right to address with the specified requirement to executive body, which is obliged to call the Meeting of the Board of Directors. The Meeting of the

Board of Directors shall be convening by the Chairman of the Board of Directors or the Board not later than ten days from the date of receipt of the requirement on convocation.

33.3.	Written notices of the Meeting of the Board of Directors with attached information regarding the agenda items of the Meeting shall be forwarded to the members of the Board of Directors within not later than three days before Meeting date. Notice of the Meeting of the Board of Directors shall contain information concerning date, time and place of the Meeting, as well as the agenda.

33.4.	The member of the Board of Directors shall notify the Company Management beforehand of his impossibility to participate in the Meeting of the Board of Directors.

33.5.	Items not included into the agenda of the Meeting shall not be settled, except when, at least, one director attending the Meeting of the Board of Directors and elected by any Shareholder, agrees to consider the issue, not contained in the agenda.

33.6.	In case the notice is required as provided in item of the present article of herein, with available written waiver of that notice, signed by the Person entitled to sign the notice (whether before or after the time stated in the notice) shall be deemed equivalent to having received timely notice. Attendance at the Meeting shall also be deemed as waiver of notice of that matter, unless the express purpose of such attendance is to object, at the beginning of the Meeting, to the transaction of any business because the meeting is not properly convened or held.

ARTICLE 34. MEETING OF THE BOARD OF DIRECTORS

34.1.	The quorum for the meetings of the Board of Directors of the Company shall be at least half of the number of elected members of the Board of Directors, provided that equal number of members of the Board of Directors from each Shareholder of the Company must attend. The meetings of the Board of Directors can be held in the mixed form when an absent member of the Board of Directors must send his decision on the agenda items by fax, the original must be obligatorily sent by mail. If the number of the members of the Board of Directors is insufficient for the quorum, the Board of Directors shall convene an extraordinary General Meeting of Shareholders to elect new members to the Board of Directors of the Company. The remaining members of the Board of Directors of the Company shall be entitled to make decision only on convening of such extraordinary General Meeting of Shareholders.

34.2.	Within the period indicated, the Board of Directors of the Company shall be entitled to make decisions on emergency issues of the Company activity specified in the Charter of the Company, with further approval thereof at the General Meeting of Shareholders. In case the General Meeting of Shareholders disagrees with the decision on emergency issues made by the Board of Directors, such decision of the Board of Directors shall be deemed invalid.

34.3.	Decisions at the Meeting of the Board of Directors of the Company shall be taken by the majority vote of the members of the Board of Directors, present at the Meeting unless otherwise specified by the Law. When making decisions at the Meeting of the Board of Directors of the Company, each member of the Board of Directors of the Company shall have one vote.

34.4.	At all the meetings of the Board of Directors the presiding chairman shall prepare the written minutes of the Meeting and shall coordinate all the issues related to the Meeting.

34.5.	The Minutes of the Meeting of the Board of Directors shall be executed within not later than three working days after its holding and shall be signed by the presiding chairman and the secretary.

34.6.	The Minutes of the Meeting shall indicate the following:

34.6.1.	full name and location of the executive body of the Company;

34.6.2.	date, place and time of the Meeting;

34.6.3.	data about the persons attending the Meeting;

34.6.4.	agenda of the meeting;

34.6.5.	issues that are put to vote and the results of voting thereon;

34.6.6.	resolutions adopted;

34.6.7.	other information by the decision of the Board of Directors.

ARTICLE 35. DECISION-MAKING WITHOUT A MEETING OF THE BOARD OF DIRECTORS

35.1.	Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if every Director consents thereto in writing, setting forth the action taken, and the document or documents are filed with the minutes of the meetings of the Board of Directors (absentee voting).

35.2.	Such consent can be sent to the Company by fax or by mail.

ARTICLE 36. EXECUTIVE BODY OF THE COMPANY

36.1.	The collegial executive body of the Company – Company Management, performs management of current activity of the Company.

36.2.	The Company Management (Chief Executive Officer and members of the Management) shall be elected by the Board of Directors for a term of three calendar years consisting of at least three persons, therewith the equal number of the representatives of the Shareholders shall be presented.

36.3.	The Company Management shall execute decisions of the General Meeting of Shareholders and the Board of Directors of the Company.

36.4.	The formation of the Company Management, its authorities and early termination of the powers, shall be effected pursuant to a decision of the Board of Directors of the Company in accordance with the Law and the Charter of the Company.

36.5.	Members of the Company Management may be Shareholders and the Company employees who are not its Shareholders.

36.6.	The rights and obligations of the members of the Company Management shall be defined by the Legislation, this Charter and the individual labor contract entered into by each of them with the Company.

36.7.	The individual labor contract with the Chief Executive Officer on behalf of the Company shall be signed by the Chairman of the Board of Directors of the Company or a person authorized by the General Meeting or the Board of Directors of the Company.

36.8.	The labor legislation shall apply to the relations between the Company and the members of the Company Management in the part not regulated by the provisions of the Law.

36.9.	A member of the Company Management can take position in other organizations or bodies of other organizations only with the consent of the Board of Directors of the Company.

ARTICLE 37. COMPETENCE OF COMPANY MANAGEMENT

37.1.	All issues ensuring Company activity, which do not refer to the exclusive competence of the General Meeting and the Board of Directors, which are defined by the Law, this Charter or regulations and other documents adopted by the General Meeting and the Board of Directors of the Company, shall be within the competence of the Company Management.

ARTICLE 38. COMPOSITION OF THE MANAGEMENT OF THE COMPANY

38.1.	The Company Management (Chief Executive Officer and members of the Management) shall be elected by the Board of Directors for a term of three calendar years consisting of not less than four persons; therewith the equal number of the representatives of the Shareholders shall be presented.

ARTICLE 39. AUTHORITIES OF THE CHIEF EXECUTIVE OFFICER OF THE COMPANY

39.1.	The Chief Executive Officer of the Company shall:

39.1.1.	arrange execution of decisions of the General Meeting of Shareholders and the Board of Directors;

39.1.2.	act on behalf of the Company in relations with third parties without power of attorney;

39.1.3.	issue powers of attorney entitling their holder to represent the Company to the third parties;

39.1.4.	as regards the Company employees, shall issue orders on their appointment, transfer and dismissal (except for employees being members of the executive body), determine labor compensation, establishes the rates of salaries and personal incentives and take disciplinary measures, determine amount of bonuses of Company employees, except for the employees incorporated in the Executive body and internal audit service of the Company;

39.1.5.	have the right for the first signature in bank, financial and other documents of the Company;

39.1.6.	If absent, shall devolve responsibility on any member of the Management;

39.1.7.	distribute obligations and jurisdiction and responsibility between the members of the Management;

39.1.8.	exercise other functions specified in the Charter and by the decisions of the General Meeting of Shareholders and the Board of Directors.

ARTICLE 40. AUTHORITIES OF THE DEPUTY CHIEF OFFICER ON ECONOMICS AND FINANCE

40.1.	Deputy Chief Executive Officer on Economics and Finance shall:

40.1.1.	have the right for the second signature in bank and financial documents of the Company;

40.1.2.	exercise control over the financial and economic activity of the Company, fulfillment of finance plans, budgets;

40.1.3.	exercise other powers contained in his labor contract and job description.

ARTICLE 41. MEETINGS OF THE COMPANY MANAGEMENT

41.1.	The quorum for the meetings of the Company Management shall be at least half of the number of elected members of the Company Management, provided that equal number of members of the Management from each Shareholder of the Company shall attend. The meetings of the Management can be conducted in the mixed form when an absent member of the Management must send his decision of the items of the agenda by fax, the original must be obligatorily sent by mail.

41.2.	Decisions at the Meeting of the Company Management shall be taken by the majority vote of its members. At the meetings of the Company Management each of its members shall have one vote.

41.3.	Transfer of votes from one member of the Company Management to another member shall be prohibited.

41.4.	At all the meetings of the Company Management the Chief Executive Officer shall prepare written minutes of the Meeting and shall coordinate all the issues related to the conduct of the Meeting.

ARTICLE 42. SIGNING OF FINANCIAL DOCUMENTS

42.1.	Effecting of any payment, conclusion of any transaction, issue of guarantee, bills, acquisition or sale of the Company assets shall be with the availability of at least two signatures – signature of the Chief Executive Officer and the Deputy Chief Executive Officer on Economics and Finance, or the Chairman of the Board of Directors, or the persons legally substituting them, therewith the indicated persons who sign these documents shall be the representatives of different Shareholders.

42.2.	Violation of the terms specified in paragraph 42.1. of herein shall signify the invalidity of the concluded bargain or transaction. The responsibility for the official’s actions who has violated the procedure of the actions established by this paragraph shall be borne by that Party of which he is a representative or the Party that proposed to appoint this person to the position of Chief Executive Officer or Deputy Chief Executive Officer on Economics and Finance, and the Company is entitled to demand compensation for the losses caused by such actions of the Chief Executive Officer or Deputy Chief Executive Officer on Economics and Finance.

ARTICLE 43. AUDITING COMMISSION OF THE COMPANY

(INTERNAL AUDIT SERVICE OF THE COMPANY)

43.1.	In order to exercise control over financial and economic activity of the Company, the Auditing Commission may be formed in amount of minimum three members.

43.2.	Employees of Auditing Commission shall not be elected to the Board of Directors and the Management.

43.3.	The Auditing Commission is directly subordinate to the Board of Directors and accountable before the latter in regard to auditing activity.

ARTICLE 44. RESPONSIBILITY OF COMPANY OFFICERS

44.1.	The Chief Executive and members of the Company Management shall be responsible before the Company for the damages caused by their actions (inactivity) in accordance with the Legislation.

44.2.	Upon the decision of the General Meeting of Shareholders the Company is entitled to submit a lawsuit against its officer for compensation of Company losses.

ARTICLE 45. ANNUAL FINANCIAL REPORTING OF THE COMPANY

45.1.	The Company shall hold audit of annual financial reports. The Company Management shall submit Annual Financial Reports for the preceding year to the General Meeting of Shareholders for discussion and approval.

45.2.	Annual Financial Reports includes a report on business activity of the Company and annual balance sheet and a profit- and- loss report of the Company, and are prepared according to the Legislation on accounting and financial reporting.

45.3.	The Annual Financial Reports of the Company are subject to preliminary approval by the Board of Directors not later than 30 days before the date of the annual General Meeting of Shareholders.

45.4.	Final approval of the Annual Financial Reports shall be made by the annual General Meeting of Shareholders.

45.5.	The Company shall annually publish the annual financial reports in the press that meets the requirements of the Legislation of the Republic of Kazakhstan within the terms specified by an authorized body.

ARTICLE 46. AUDIT OF THE COMPANY

46.1.	The Company carries out financial audits in order to check and confirm reliability of the annual financial reports of the Company and its current state. An independent auditor of the Company shall be approved by the General Meeting of Shareholders of the Company.

46.2.	A Company audit may be carried out at any time on the initiative of the Board of Directors, the Management at the expense of the Company or by demand of the shareholder or several shareholders acting on the basis of the agreement made between them, who own (in the aggregate) 10 and more percent of voting shares of the Company at their expense.

46.3.	If the Company Management evades auditing inspection of the Company, audit may be ordered by a court decision made following the respective claim of any concerned person.

ARTICLE 47. DISCLOSURE OF INFORMATION BY THE COMPANY,

DOCUMENTATION OF THE COMPANY

47.1.	The Company shall make known to its shareholders the information regarding Company activity, touching the interests of Company shareholders. The information touching the interests of company shareholders is deemed to be:

47.1.1.	decisions taken by the General Meeting of Shareholders and the Board of Directors and the information on the execution of taken decisions;

47.1.2.	issue by the Company of shares and other securities, and approval by authorized body of reports on the results of placing and paying off the Company securities, annulment by authorized body of the Company securities;

47.1.3.	big transactions by the Company and transactions that the Company is interested in;

47.1.4.	receiving a loan by the Company in the amount of twenty five and more percent of own Company capital;

47.1.5.	obtaining licenses by the Company for any kinds of activity, suspension or termination of licenses earlier obtained by the Company for any kinds of activity;

47.1.6.	the Company participation in the foundation of legal entity;

47.1.7.	seizure of the Company property;

47.1.8.	extraordinary circumstances, in the result of which the Company property was terminated, balance cost of which was ten and more percent of total amount of the Company assets;

47.1.9.	bringing to administrative responsibility of the Company and its officials;

47.1.10.	decisions on forced re-organization of the Company;

47.1.11.	other information touching the interests of Company Shareholders pursuant to this Charter.

47.2.	Information on Company activity touching shareholders interests shall be provided within thirty calendar days from the date of occurrence of circumstances touching the interests of Company shareholders. Documents containing the above mentioned information shall be forwarded to a shareholder either by mail to the address that the registrar has or to another address indicated in shareholder’s written application or by fax or to be given in person.

47.3.	On demand of any Shareholder, the Company is obligated to submit the copies of the documents to him as provided for in the Law, within the period of not more than thirty calendar days from the date of shareholder’s written application to the Company Management. Copies of demanded documents shall be forwarded to a shareholder either by mail to the address that the registrar has or to another address indicated in shareholder’s written application or by fax or to be given in person. Amount of fee for provision of such document copies shall be established by the Company and shall not exceed the amount of expenses incurred when making copies of such documents and expenses related to the delivery of the documents to the Shareholder.

ARTICLE 48. REORGANIZATION OF THE COMPANY

48.1.	Reorganization of the Company (merger, consolidation, split, spin-off, re-structuring) shall be performed in accordance with the Civil Code of the Republic of Kazakhstan, taking into account certain specific provisions provided for in the Legislation.

ARTICLE 49. LIQUIDATION OF THE COMPANY

49.1.	The decision on voluntary liquidation of the Company is made by the General Meeting of Shareholders, which determines the liquidation procedure as agreed with the lenders under their control in accordance with the relevant Legislation. The compulsory liquidation of the Company shall be performed by the court in the cases specified in the Legislation. The concerned persons may submit to the court the demand of Company liquidation.

49.2.	By the decision of the court or the General Meeting on Company liquidation, a liquidation commission is appointed. The liquidation commission has powers for Company management during its liquidation and actions the list of which is specified in the Legislation.

49.3.	The liquidation commission shall include the representatives of Company lenders, representatives of shareholders owning in aggregate 10 or more percent of Company voting shares, as well as other persons pursuant to the decision of the General Meeting of Shareholders.

49.4.	In case of Company liquidation its declared shares including placed ones are subject to be canceled in the procedure established by the Legislation.

49.5.	The procedure of Company liquidation and the order of satisfying its lenders claims are regulated by the Legislation.

ARTICLE 50. DISTRIBUTION OF PROPERTY OF THE LIQUIDATED COMPANY AMONG SHAREHOLDERS

50.1.	The property of the liquidated Company remaining after final settlement with lenders shall be distributed among the Shareholders by the liquidation commission in the following order of priority:

50.1.1.	payments for the shares to be bought out according to the Law are of first priority;

50.1.2.	payments for accrued and unpaid dividends on preferred shares are of second priority;

50.1.3.	payments for accrued and unpaid dividends on common shares are of third property;

50.1.4.	repayment of the cost of preferred shares is of forth priority.

50.1.5.	repayment of the cost of ordinary shares is of fifth priority.

50.2.	The remaining property shall be distributed among all shareholders in proportion to the nominal value of the stock they own.

50.3.	Distribution of the property at each priority level is made after full distribution of the property at the preceding priority level.

50.4.	If the property of the liquidated Company is insufficient for payment of the accrued but unpaid dividends, the said property shall be fully distributed among this category of the shareholders in proportion to the number of the shares they own.

FOR “TRANSMERIDIAN EXPLORATION, INC.” (BVI)

/ Lorrie Olivier	L.S.

FOR “BRAMEX MANAGEMENT INC.”

/ Kairat Sadykov	L.S.